UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 16, 2013

Date of Report (date of earliest event reported)

BION ENVIRONMENTAL TECHNOLOGIES, INC.

Exact name of Registrant as Specified in its Charter

Colorado	000-19333	84-1176672
State or Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification Number

Box 566/1774 Summitview Way

Crestone, Colorado 81131

Address of Principal Executive Offices, Including Zip Code

(212) 758-6622

Registrant's Telephone Number, Including Area Code

Not applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01   REGULATION FD DISCLOSURE.

On January 16, 2013, the Company issued a press release (attached hereto as Exhibit 99.1) entitled ‘Bion to Present at Noble Financial Capital Markets’ Equity Conference’

and has placed the press release on its website: www.biontech.com.

Craig Scott, Bion’s Vice President – Capital Markets, will present at "NINE" – Noble Financial Capital Markets’ Ninth Annual Equity Conference on Tuesday, January 22nd at 4:30 pm Eastern Time.

At the time of the presentation, a live audio and high-definition video webcast of Bion’s presentation and a copy of the presentation materials will be available on the Company's website, www.biontech.com, or through the Noble Financial websites: www.noblefcm.com, or www.nobleresearch.com/NINE/home.htm.  Bion recommends registering at least 10 minutes prior to the start of the presentation to ensure timely access.  You will require a Microsoft SilverLight viewer (a free download from the presentation link) to participate.  The webcast and presentation will also be archived on Bion’s website for 90 days following the event.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(a)

Financial Statements of Businesses Acquired

Not Applicable.

(b)

Pro Forma Financial Information

Not Applicable.

(c)

Shell Company Transactions

Not Applicable.

(d)

Exhibits:

Exhibit Number	Description

99.1	Press release (dated January 16, 2013) (filed electronically herewith) entitled ‘Bion to Present at Noble Financial Capital Markets’ Equity Conference’

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bion Environmental Technologies, Inc.

Date:  January 17, 2013

By: /s/ Mark A. Smith

       Mark A. Smith, President